Exhibit 99.1

Functional Brands Announces Fourth Quarter and Full-Year 2025 Financial Results

Fourth quarter net income improved to $0.9 million compared to a net loss of $0.3 million in the prior year period

Lake Oswego, OR – (March 30, 2026) – Functional Brands Inc. (NASDAQ: MEHA), a leading innovator in wellness and performance products, today announced financial results for the fourth quarter and full-year ended December 31, 2025.

Fourth Quarter 2025 highlights

●	Revenue of $1.50 million compared to $1.68 million in the prior year period, a decrease of approximately 11.0%. This decrease was primarily due to the shift in our Amazon business model from a reseller model to a direct-to-consumer approach through our own Amazon Seller’s Central account.

●	Gross profit was $0.67 million compared to $0.99 million in the prior year period. Gross margin of 44.9% was down 1400 basis points versus the prior year period due to changes in the Amazon business model and inventory adjustments related to our transition out of the hemp business.

●	Net income of $0.9 million or $0.01 per diluted share compared to a net loss of $0.3 million and $(0.08) per diluted share in the prior year period.

Full Year 2025 highlights

●	Revenue of $6.61 million compared to $6.57 million in the prior year, an increase of approximately 0.7%, reflecting the inherent stability of the Kirkman business.

●	Gross profit was $3.48 million compared to $3.61 million in the prior year. Gross margin of 52.7% was down 220 basis points versus the prior year due to inventory adjustments related to our transition out of the hemp business.

●	Net income of $0.8 million or $0.01 per diluted share compared to a net loss of $0.6 million and $(0.08) per diluted share in the prior year.

“We were pleased to deliver another year of strong bottom-line results as we continue to transform our business model,” said Eric Gripentrog, CEO of Functional Brands Inc. “Over the past several months, we’ve executed a series of key initiatives that mark a pivotal period in the Company’s evolution and establish a strong foundation for sustainable, profitable growth in the future. We achieved significant strategic breakthroughs that differentiate us in the marketplace and demonstrate our commitment to innovation across multiple fronts.

“In February, we launched Tru2u.health, our comprehensive digital health platform that integrates peptide solutions, GLP-1-based weight management programs, board-certified telehealth support, and clean supplements into a seamless consumer experience, providing us with a scalable, digitally native growth engine. We also expanded our Kirkman brand portfolio with two innovative product bundles - our Skin, Beauty & Anti-Aging Bundle in December and our Detox Aid Bundle in January. Additionally, we forged a strategic partnership with iHerb to make P2i by Kirkman available to international consumers across Asia, Europe, the Middle East, and Latin America, dramatically expanding our addressable market for the world’s cleanest prenatal vitamin. These accomplishments demonstrate strong execution against our strategic goals and underscore our commitment to our mission of ‘Making Everyone Healthy Again’.”

About Functional Brands Inc.

Functional Brands Inc. is a health and wellness company focused on acquiring and growing science-based consumer brands. With a portfolio that includes trusted names like Kirkman®, P2i by Kirkman®, Tru2u.Health™; Functional Brands is committed to providing high-quality, effective solutions that support healthier lives.

For more information, visit www.functionalbrandsinc.com and www.kirkmangroup.com, and www.Tru2u.health

Investor Relations Contact:

FunctionalBrands@icrinc.com

Cautionary Note Regarding Forward Looking Statements

This news release and statements of Functional Brands’ management in connection with this news release or related events contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements (including statements related to the closing, and the anticipated benefits to the Company, of the private placement described herein) related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “potential,” “will,” “should,” “could,” “would,” “optimistic” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve significant known and unknown risks, uncertainties and other factors which may be beyond our control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Potential investors should review Functional Brands’ Registration Statement filed with the SEC on Form S-1 on October 16, 2025 and the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2026 for more complete information, including the risk factors that may affect future results, which are available for review at www.sec.gov. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.

FUNCTIONAL BRANDS INC.

CONSOLIDATED BALANCE SHEETS (AUDITED)

(In U.S. dollars, except share data or otherwise noted)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash	$2,726,696	$211,642
Accounts receivable, net	518,474	303,471
Inventories, net	1,549,511	1,709,458
Prepaid expenses and other current assets	392,999	45,112
Deferred offering costs	-	588,641
Total current assets	5,187,680	2,858,324
Noncurrent assets:
Property and equipment, net	37,379	49,564
Right-of-use assets, net	1,667,693	2,000,092
Intangible assets, net	1,397,411	1,443,541
Goodwill	818,139	818,139
Total non-current assets	3,920,622	4,311,336
Total assets	$9,108,302	$7,169,660

Liabilities and stockholders’ equity / (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$1,554,243	$1,956,165
Line of credit	8,109	32,235
SBA loan, current	3,595	3,436
Lease liabilities, current	371,272	291,213
Other current liabilities	41,828	35,332
Derivative liabilities	3,306,745	-
Payable for acquisition, current	-	2,342,366
Loans payable (related party), current	61,642	370,703
Loans payable	402,650	171,500
Total current liabilities	5,750,084	5,202,950
Non-current liabilities:
Lease liabilities, net of current	1,435,505	1,844,819
SBA loan, net of current	136,873	140,468
Loan payable (related party), net of current	244,509	-
Convertible debenture	-	100,000
Total non-current liabilities	1,816,887	2,085,287
Total liabilities	7,566,971	7,288,237

Stockholders’ equity / (deficit)
Series A Preferred stock, par value $0.001 stated value $100, 100,000 and 0 shares authorized as of December 31, 2025 and 2024; 87,445 and 0 shares issued and outstanding, respectively	87	-
Series B Preferred stock, par value $0.001 stated value $100, 80,000 and 0 shares authorized as of December 2025 and 2024; 28,475 shares issued and 0 outstanding, respectively	28	-
Common stock, par value $0.00001, 220,000,000 shares authorized; 18,704,649 and 6,694,880 shares issued and outstanding at December 31, 2025 and 2024	187	67
Additional paid-in capital	8,522,354	7,542,286
Accumulated deficit	(6,981,325)	(7,660,930)
Total stockholders’ equity / (deficit)	1,541,331	(118,577)
Total liabilities and stockholders’ equity / (deficit)	$9,108,302	$7,169,660

FUNCTIONAL BRANDS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In U.S. dollars, except share data or otherwise noted)

	(UNAUDITED) Three Months Ended December 31,		(AUDITED) Year Ended December 31,
	2025	2024	2025	2024
Revenue, net of returns	$1,494,521	$1,680,096	$6,611,484	$6,566,455
Cost of goods sold	823,766	690,623	3,127,518	2,959,609
Gross profit	670,755	989,473	3,483,966	3,606,846
Operating expenses
Sales and marketing	169,869	121,601	632,414	576,315
General and administrative expenses	1,633,636	1,003,619	4,250,124	3,259,623
Total operating expenses	1,803,505	1,125,220	4,882,538	3,835,938
Operating income / (loss)	(1,132,750)	(135,747)	(1,398,572)	(229.092)
Interest expense	(80,982)	(142,284)	(402,398)	(331.836)
Other income – ERTC refund	-	-	419,947	-
Other income	-	-	112	-
Interest income	1,352	281	74,696	1,572
Change in fair value of derivative liabilities	7,358,935	-	7,358,935	-
Loss on issuance of preferred stock derivative liability	(5,294,242)	-	(5,294,242)	-
Total other income / (expenses)	1,985,063	(142,003)	2,157,050	(330.264)
Net income / (loss)	$852,313	$(277,750)	$758,478	$(559,356)
Net income (loss) per share of common stock attributable to common stockholders
Basic	$0.08	$(0.08)	$0.08	$(0.08)
Diluted	$0.01	$(0.08)	$0.01	$(0.08)
Weighted average shares used in computing net loss per share of common stock
Basic	8,241,266	6,694,880	8,241,266	6,694,880
Diluted	85,120,861	6,694,880	85,120,861	6,694,880

FUNCTIONAL BRANDS INC.

CONSOLIDATED STATEMENTS OF CASH FLOW (AUDITED)

(In U.S. dollars, except share data or otherwise noted)

	Year Ended December 31,
	2025	2024

Cash flows from operating activities:
Net income (loss)	$758,478	$(559,356)
Reconcile net income (loss) to cash (used in) provided by operating activities
Allowance for doubtful accounts receivable	(3,796)	(32,491)
Allowance for inventory obsolescence	53,855	(14,206)
Depreciation of property and equipment	20,698	48,371
Amortization of right-of-use assets	332,399	306,935
Amortization of intangible assets	46,130	46,130
Financing expense on warrant issuance	45,413	-
Stock-based compensation	543,068	414,900
Change in fair value of derivative liabilities	(7,358,935)	-
Loss on issuance of preferred stock of derivative liabilities	5,294,242	-
Issuance of shares for note extension	80,500	-
Issuance of common stock for convertible debenture	122,331	-
Issuance of shares for financing expense	50,629	-
Changes in operating assets and liabilities:
Accounts receivable	(211,207)	(100,042)
Inventories	106,092	(1,233)
Prepaid expenses and other current assets	(347,887)	27,329
Accounts payable and accrued liabilities	(480,795)	132,161
Other current liabilities	6,496	(5,493)
Lease liabilities	(329,255)	(261,015)
Net cash (used in) provided by operating activities	(1,271,544)	1,990

Cash flows from investing activities:
Purchase of property and equipment	(8,513)	(1,881)
Net cash used in investing activities:	(8,513)	(1,881)

Cash flows from financing activities:
Deferred offering costs	(1,721,228)	(163,125)
Proceeds from loans	489,324	301,500
Payments for payable for acquisition	(2,342,366)	(255,002)
Proceeds from debt facilities	99,733	180,662
Repayment of loans	(422,727)	(6,931)
Proceeds from issuance of preferred stock	8,000,000	-
Buyback of preferred stock	(180,330)	-
Line of credit repayment	(123,859)	(216,742)
SBA loan repayment	(3,436)	(3,264)
Net cash provided by (used in) financing activities	3,795,111	(162,902)

Increase (decrease) in cash	2,515,054	(162,793)
Cash beginning of period	211,642	374,435
Cash, end of period	$2,726,696	$211,642

Supplemental disclosures of cash flow information
Cash paid for interest	$401,411	$224,428

Non-cash investing and financing activities
Recognition of derivative liability of preferred stock	$13,294,242	$-
Conversion of preferred stock resulting in a non-cash reduction of the derivative liability recorded to APIC	2,628,242	-
Fair value adjustment decreasing derivative liability	7,358,935
Change in Preferred Stock	115	-
Conversion of preferred stock	112	-
Deferred offering costs	(2,309,869)	-
Declaration of preferred stock dividend recorded as an increase in accrued liabilities	78,873	-
Common stock issued for convertible note payable and accrued interest	122,331	-
Loan payable, related party	$225,000	$-

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